Exhibit 4.1


            WARRANT AGREEMENT ("Agreement"), dated as of December 31, 2008 by and between AIR INDUSTRIES GROUP INC., a Delaware corporation (the "Company"), and TAGLICH BROTHERS, INC. ("Warrantholder").

            In consideration of the mutual terms, conditions, representations, warranties and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Issuance of Warrants.

            The Company hereby issues and grants to Warrantholder 137,138 warrants ("Warrants") to purchase shares of Series B Convertible Preferred Stock of the Company (the "Preferred Stock"). Each Warrant shall entitle the holder, subject to the satisfaction of the conditions to exercise set forth in Section 7 of this Agreement, to purchase on or after the date hereof until December 31, 2015 (the "Warrant Expiration Date") one share of Preferred Stock (the shares of Preferred Stock issuable upon exercise of the Warrants being collectively referred to herein as the "Warrant Shares") at an exercise price of $0.01 per Warrant Share (the "Exercise Price"). The shares of Preferred Stock issuable upon exercise of the Warrants shall have the terms, preferences, rights and be subject to the limitations set forth in the Certificate of Designation previously filed with the Office of the Secretary of State of Delaware. The number of Warrant Shares issuable on exercise of each Warrant and the Exercise Price are all subject to adjustment pursuant to Section 8 of this Agreement.

Section 2.  Form of Warrant Certificates.

              Promptly after the execution and delivery of this Agreement by the parties hereto, the Company shall cause to be executed and delivered to Warrantholder one or more certificates evidencing the Warrants (the "Warrant Certificates"). Each Warrant Certificate delivered hereunder shall be substantially in the form set forth in Exhibit A attached hereto and may have such letters, numbers or other identification marks and legends, summaries or endorsements printed thereon as the Company may deem appropriate and that are not inconsistent with the terms of this Agreement or as may be required by applicable law, rule or regulation. Each Warrant Certificate shall be dated the date of execution by the Company.

Section 3.  Execution of Warrant Certificates.

            Each Warrant Certificate delivered hereunder shall be signed on behalf of the Company by its President or Chief Executive Officer and by its Secretary or an Assistant Secretary. Each such signature may be in the form of a facsimile thereof and may be imprinted or otherwise reproduced on the Warrant Certificates.

            If any officer of the Company who signed any Warrant Certificate ceases to be an officer of the Company before the Warrant Certificate so signed shall have been delivered by the Company, such Warrant Certificate nevertheless may be delivered as though such person had not ceased to be such officer of the Company.


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Section 4.  Registration.

            Warrant Certificates shall be issued in registered form only. The Company will keep or cause to be kept books for registration of ownership and transfer of each Warrant Certificate issued pursuant to this Agreement. Each Warrant Certificate issued pursuant to this Agreement shall be numbered by the Company and shall be registered by the Company in the name of the holder thereof (initially the Warrantholder). The Company may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

Section 5.  Restrictions on Transfer.

            No Warrant may be sold, pledged, hypothecated, assigned, conveyed, transferred or otherwise disposed of (each a "transfer") unless (i) the transfer complies with all applicable securities laws and (ii) the transferee agrees in writing to be bound by the terms of this Agreement and executes and delivers to the Company any documents and instruments requested by the Company, including without limitation, an opinion of counsel satisfactory to the Company, that such transfer does not violate any applicable federal or state securities laws.

Section 6.  Mutilated or Missing Warrant Certificates.

            If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue, upon surrender and cancellation of any mutilated Warrant Certificate, or in lieu of and substitution for any lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equal number of Warrants. In the case of a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate shall be issued by the Company only upon the Company's receipt of reasonably satisfactory evidence of such loss, theft or destruction and, if requested, an indemnity or bond reasonably satisfactory to the Company.

Section 7.  Exercise of Warrants.

            A. Exercise. Subject to the terms and conditions set forth in this
Section 7, Warrants may be exercised, in whole or in part (but not as to any fractional part of a Warrant), at any time or from time to time after the date hereof until on or prior to the Warrant Expiration Date.

            In order to exercise any Warrant, Warrantholder shall deliver to the Company at its office referred to in Section 16 the following: (i) a written notice in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached as Exhibit A hereto of such Warrantholder's election to exercise the Warrants, which notice shall specify the number of such Warrantholder's Warrants being exercised; (ii) the Warrant Certificate or Warrant Certificates evidencing the Warrants being exercised; and (iii) payment of the aggregate Exercise Price.

            All rights of Warrantholder with respect to any Warrant that has not been exercised on or prior to the Warrant Expiration Date shall immediately cease and such Warrants shall be automatically cancelled and void.

            1. B. Payment of Exercise Price. Payment of the Exercise Price with respect to Warrants being exercised hereunder shall be by the payment to the Company, in cash, by check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of Warrants then being exercised. The Warrants also may be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:


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                  (A) =  the Fair Market Value of a Warrant Share as of the
                         date of exercise of the Warrants then being exercised;

                  (B) =  the Exercise Price of this Warrant, as adjusted; and

                  (X) = the number of Warrant Shares issuable upon exercise of the Warrant Certificates surrendered for exercise in accordance with the terms of this Warrant Agreement by means of a cash exercise rather than a cashless exercise.

            C. Delivery of Warrant Shares. Upon receipt of the items referred to in Section 7A, subject to any withholding that may be required by law and the payment by the Warrantholder of any transfer taxes due if the warrant Shares are to be registered in a name other than that of Warrantholder, the Company shall, as promptly as practicable, execute and deliver or cause to be executed and delivered, to or upon the written order of Warrantholder, and in the name of Warrantholder or Warrantholder's designee, a stock certificate or stock certificates representing the number of Warrant Shares to be issued on exercise of the Warrant(s). The certificates issued to Warrantholder or its designee shall bear any restrictive legend required under applicable law, rule or regulation. A Warrant shall be deemed to have been exercised and such stock certificate or stock certificates shall be deemed to have been issued, and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the aggregate Exercise Price and the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised, is received by the Company as aforesaid. If the Warrants evidenced by any Warrant Certificate are exercised in part, the Company shall, at the time of delivery of the stock certificates, deliver to the holder thereof a new Warrant Certificate evidencing the Warrants that were not exercised or surrendered, which shall in all respects (other than as to the number of Warrants evidenced thereby) be identical to the Warrant Certificate being exercised. Any Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

            D. Fair Market Value. For purposes of determining the number of Warrant Shares issuable upon exercise of Warrants in accordance with the preceding Subsection C, the Fair Market Value of the Warrant Shares shall mean as of the date of exercise (the "Determination Date"): (i) if the Warrant Shares are traded on an exchange or are quoted on the National Association of Securities Dealers, Inc. automated quotation ("NASDAQ") National Market System, the average of the closing or last sale price, respectively, of the Warrant Shares as reported for the ten (10) trading days immediately preceding the Determination Date; (ii) if the Warrant Shares are not traded on an exchange or on the NASDAQ National Market System but are traded in the over-the-counter market, then the average of the mean of the closing bid and asked prices for a share of such stock reported for the ten (10) trading days immediately preceding the Determination Date; and (iii) if the Warrant Shares are not publicly traded, then as determined in good faith by the disinterested members of the Company's Board of Directors as being the price per share which the Company could reasonably obtain from a willing buyer (who is not an employee or director) for authorized but unissued shares of Warrant Shares.

Section 8. Adjustment of Number of Warrant Shares Issuable Upon Exercise of a Warrant and Adjustment of Exercise Price.

            A. Adjustment for Stock Splits, Stock Dividends, Recapitalizations. The number of Warrant Shares issuable upon exercise of each Warrant and the Exercise Price shall each be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or the like affecting the number of outstanding shares of Preferred Stock that occurs after the date hereof.


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            B. Adjustments for Reorganization, Consolidation, Merger. If after the date hereof, the Company (or any other entity, the stock or other securities of which are at the time receivable on the exercise of the Warrants), consolidates with or merges into another entity or conveys all or substantially all of its assets to another entity, then, in each such case, Warrantholder, upon any permitted exercise of a Warrant (as provided in Section 7), at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of the Warrant prior to such consummation, the stock or other securities or property to which such Warrantholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such Warrantholder had exercised the Warrant immediately prior thereto, subject to such further adjustments as may be required as a result of the occurrence after such consolidation or merger of the events described in this Section 8. The successor or purchasing entity in any such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to Warrantholder a written acknowledgment of such entity's obligations under the Warrants and this Agreement.

Section 9.  Reservation of Shares.

            The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock, or its authorized and issued Preferred Stock held in its treasury, the aggregate number of the Warrant Shares deliverable upon the exercise of all outstanding Warrants, for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon the due and punctual exercise of the Warrants, through the Warrant Expiration Date.

Section 10. No Impairment.

            The Company shall not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the Warrants or this Agreement, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder under the Warrants and this Agreement against wrongful impairment. Without limiting the generality of the foregoing, the Company: (i) shall not set or increase the par value of any Warrant Shares above the amount payable therefor upon exercise, and (ii) shall take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants.

Section 11. Representations and Warranties of Warrantholder.

            Warrantholder represents and warrants to the Company that, on the date hereof and on the date the Warrantholder exercises the Warrant pursuant to the terms of this Agreement:

                (i) Warrantholder is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                (ii) Warrantholder understands that the Warrants and the Warrant Shares have not been registered under the Securities Act and acknowledges that the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration becomes available.


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                (iii) Warrantholder is acquiring the Warrants for
Warrantholder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

Section 12. No Rights or Liabilities as Stockholder.

            No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed the holder of Preferred Stock which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt and collection of the Exercise Price and any other amounts payable upon such exercise by the Company. No provision hereof, in the absence of affirmative action by Warrantholder to purchase Warrant Shares shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 13. Right of First Refusal.

            (a) The first time the Warrantholder receives a bona fide offer to purchase Shares (as defined in this Section) which it intends to accept, the Company shall have the right, but not the obligation, to purchase all but not less than all of the Warrants Shares or the securities issuable upon conversion of the Warrant Shares (the "Conversion Shares," and together with the Warrant Shares, the "Shares"), as the case may be, to be sold from a Warrantholder at the formula price set forth in subsection (b) below. For purposes hereof, a bona fide sale is a sale of the entire right title and interest to the Shares at a price reasonably approximating the then fair market value thereof, but shall not include any sale to Taglich Brothers, Inc. ("Taglich") or an affiliate (as defined in rule 405 promulgated under the Securities Act of 1933, as amended) of Taglich or the Warrantholder. The Warrantholder shall give the Company written notice of any proposed sale of Shares (the "Notice of Sale") not less than 10 days prior to the consummation of that sale (the "Scheduled Sale Date"), which notice shall identify the proposed purchaser, the total and per Share purchase price, the Scheduled Sale Date and other material terms of the proposed sale, and shall be accompanied by a copy of the offer to purchase. The Shares which are the subject of a Notice of Sale shall be referred to as the "Offered Shares." The Company shall have 8 days from the receipt of the Notice of Sale to notify the Warrantholder of its intention to exercise its right of first refusal with respect to the proposed sale and must consummate the purchase of the Offered Shares by the Scheduled Sale Date. The Company shall be deemed to have declined to exercise its right of first refusal if the Company does not deliver a timely Notice of Sale to the Holder or if the Notice of Sale is delivered to the Warrantholder on a timely basis, the Company fails to consummate the sale by the Scheduled Sale Date. If the first time the Warrantholder proposes to sell Shares it is proposing to sell less than all of the Shares held by it, the Company shall have a right of first refusal as provided herein when the Warrantholder proposes to sell the balance of the Shares.

            (b) The per share purchase price of Offered Shares to be paid by the Company upon exercise of the Company's right of first refusal set forth in subsection (a) above shall be an amount equal to the excess of (i) the per Share purchase price set forth in the Notice of Sale over (ii) $2.99 (the "Hurdle Price"), provided that if the per share purchase price set forth in the Notice of Sale is equal to or less than the Hurdle Price, upon exercise of its right of first refusal the Company shall have the right to redeem all of the Offered


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Shares for an aggregate consideration of $10.00 and further provided that upon adjustment of the Warrant Shares as provided in Section 8 (subject to such successive further adjustments as may be required as a result of the adjustment of the securities issuable upon exercise of the Warrant Shares) or Conversion of the Warrant Shares (subject to such successive further adjustments as may be required as a result of the conversion of the securities issuable upon conversion of the Warrant Shares) in accordance with the terms thereof, the Hurdle Price shall be allocated pro-rata amongst the securities issuable upon such adjustment or conversion. [Note - the $2.99 is a placeholder. The number is intended to equal the fair market value of the Class B as determined for purposes of allocating the purchase price received for subscriptions in September 2008 less 1 cent. I am waiting for Scott to come back to get the number]

            For example, if the per Share price offered to a Warrantholder for Offered Shares (then comprised of Class B Preferred Stock) was $10.00, the price payable by the Company upon exercise of the right of first refusal would be $7.01 and if the per Share price offered to a Warrantholder for Offered Shares (then comprised of Class B Preferred Stock) was $7.01 or less, the Company could redeem the Offered Shares for an aggregate of $10.00.

            If a Warrantholder proposes to sell any Shares on an exchange or over-the-counter, then, for purposes of determining the per share price at which the Company may redeem the Offered Shares, the Fair Market Value of the Shares (determined in accordance with Section 7 D) as of the date of the Notice of Sale shall be substituted for the price which might have been offered by a third party and set forth in the Notice of Sale.

            (c) The Warrantholder understands and acknowledges that the certificate(s) evidencing the Warrant Shares and the Conversion Shares shall be endorsed with a legend which refers to the Company's right of first refusal set forth in this Section.

Section 14. Definitions.

            Unless the context otherwise requires, the terms defined in this
Section 14, whenever used in this Agreement shall have the respective meanings hereinafter specified and words in the singular or in the plural shall each include the singular and the plural and the use of any gender shall include all genders.

            "Business Day" shall mean any day on which banking institutions are generally open for business in New-York.

            "Certificate of Designation" shall mean the Certificate of Designation filed by the Company with the Office of the Secretary Of State of Delaware.

            "Conversion Shares" shall mean the shares of common stock of the Company issuable upon conversion of the Preferred Stock.

            "Exercise Price" shall be the price per Warrant Share at which Warrantholder is entitled to purchase Warrant Shares upon exercise of any Warrant determined in accordance with Section 7 and subject to adjustment as provided in this Agreement.

            "Person" shall mean any corporation, association, partnership, limited liability company, joint venture, trust, organization, business, individual, government or political subdivision thereof or governmental body.

            "Preferred Stock" means the Series B Convertible Preferred Stock of the Company.


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            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute as at the time in effect, and any reference to a particular section of such Act shall include a reference to the comparable section, if any, of such successor federal statute.

            "Warrant Shares" shall mean the shares of Preferred Stock issuable upon exercise of the Warrants represented by the Warrant certificates issued hereunder.

Section 15. Notices.

            All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "Notice") shall be in writing and shall be sufficiently given (a) if hand delivered, (b) if sent by nationally recognized overnight courier, or (c) if sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           if to the Company:

                           Air Industries Group, Inc.
                           1479 Clinton Avenue
                           Bay Shore, New York 11706
                           Fax: 631-968-5377
                           Attention:  Chief Accounting Officer

                           With a copy to:

                           Eaton & Van Winkle, LLP
                           Three Park Avenue, 16th floor
                           New York, New York 10016
                           Fax: 212-979-9928
                           Attention: Vincent J. McGill, Esq.

                           if to Warrantholder:

                           Taglich Brothers, Inc.
                           405 Lexington Avenue, 51st floor
                           New York, New York 10174
                           Fax: 1-212-661-6824 or 631-757-1333
                           Attention: Richard Oh

or such other address as shall be furnished by any of the parties hereto in a Notice. Any Notice shall be deemed given upon receipt.

Section 16. Supplements, Amendments and Waivers.

            This Agreement may be supplemented or amended only by a subsequent writing signed by the Company and the Warrantholder (or their successors or permitted assigns), and any provision hereof may be waived only by a written instrument signed by the party charged therewith.

Section 17. Successors and Assigns.

            Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Warrants issued under this Agreement may be assigned by Warrantholder only to the extent such assignment satisfies the restrictions on transfer set forth in this Agreement; any attempted assignment of Warrants in violation of the terms hereof shall be void ab initio.


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Section 18. Termination.

            This Agreement (other than Sections 11, 13 and Sections 15 through 26, inclusive, and all related definitions, all of which shall survive such termination) shall terminate on the earlier of (i) the Warrant Expiration Date and (ii) the date on which all Warrants have been exercised.

Section 19. Governing Law; Jurisdiction.

            A. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Delaware .

            B. Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the pertinent courts in the State of New York, County of New York and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Agreement or the Warrant Certificates and Warrants to be issued pursuant hereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            C. Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, or the Warrant Certificates and Warrants to be issued pursuant hereto, in any court referred to in this Subsection B. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

Section 20. Third Party Beneficiaries.

            Each party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto and their successors and permitted assigns.

Section 21. Headings

            The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section 22. Entire Agreement.

            This Agreement, together with the Warrant Certificates and Exhibits, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and shall supersede any prior agreements and understandings between the parties hereto with respect to such subject matter.


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Section 23. Expenses.

            Each of the parties hereto shall pay its own expenses and costs incurred or to be incurred in negotiating, closing and carrying out this Agreement and in consummating the transactions contemplated herein, except as otherwise expressly provided for herein.

Section 24. Neutral Construction.

            The parties to this Agreement agree that this Agreement was negotiated fairly between them at arm's length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafting by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that such party or parties drafted or was more responsible for the drafting of any such provision(s).

Section 25. Representations and Warranties.

            The Company hereby represents and warrants to the Warrantholder that:

            (a) the Company has all requisite corporate power and authority to
(i) execute and deliver this Agreement and (ii) issue and sell the Preferred Stock upon the exercise of the Warrant Certificates and carry out provisions of this Agreement. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance), sale and issuance of the Preferred Stock upon the exercise of the Warrant Certificates to be sold hereunder has been taken or will be taken prior to the date hereof;

            (b) this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to application affecting enforcement of creditor's rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief of other equitable remedies;

            (c) the Preferred Stock issuable upon the exercise of the Warrant Certificates that is being purchased hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued and fully paid and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws;

            (d) subject in part to the truth and accuracy of Warrantholder's representations set forth in Section 11 of this Agreement, the offer, sale and issuance of the Preferred Stock issuable upon the exercise of the Warrant Certificates as contemplated by this Agreement are exempt from the registration requirements of the Securities Act; and

            (e) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonremoval of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.


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Section 26. Counterparts.

            This Agreement may be executed in counterparts and in facsimile and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TAGLICH BROTHERS, INC.                  AIR INDUSTRIES GROUP, INC.

By:__________________                   By:_____________________________________
   Name:                                   Name:  Peter D. Rettaliata
   Title:                                  Title: President and Chief Executive
                                                  Officer


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                                                                       EXHIBIT A

NONE OF THIS SECURITY, THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE OR THE SECURITIES INTO WHICH THOSE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO AIR INDUSTRIES GROUP, INC. (THE "COMPANY"). THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY OR CONVERSION OF THOSE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE AND THE SECURITIES INTO WHICH THOSE SECURITIES ARE CONVERTIBLE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, A WARRANT AGREEMENT BETWEEN THE COMPANY AND TAGLICH BROTHERS, INC. DATED AS OF DECEMBER 31, 2008, INCLUDING A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.

                                     FORM OF

                               WARRANT CERTIFICATE

                           AIR INDUSTRIES GROUP, INC.

              SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

NO. PB-_____                                                    _______ WARRANTS

            This Warrant Certificate certifies that Taglich Brothers, Inc. is the registered holder of ________ Warrants (the "Warrantholder") to purchase shares (the "Warrant Shares") of Series B Convertible Preferred Stock of Air Industries Group, Inc. (the "Company"). Each Warrant entitles the holder, subject to the satisfaction of the conditions to exercise set forth in Section 7 of the Warrant Agreement referred to below, to purchase from the Company at any time after the date hereof until December 31, 2013(the "Warrant Expiration Date") one Warrant Share at the Exercise Price set forth in the Warrant Agreement. The number of Warrant Shares for which each Warrant is exercisable and the Exercise Price are subject to adjustment as provided in the Warrant Agreement.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants to purchase Warrant Shares and are issued pursuant to a Warrant Agreement, dated as of December 31, 2008 (the "Warrant Agreement"), between the Company and Taglich Brothers, Inc., which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and Warrantholder.

            Warrantholder may exercise Warrants by surrendering this Warrant Certificate, with the Election to Purchase attached hereto properly completed and executed, together with payment of the aggregate Exercise Price, at the offices of the Company specified in Section 15 of the Warrant Agreement. If upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

            This Warrant Certificate, when surrendered at the offices of the Company specified in Section 15 of the Warrant Agreement, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for one or more other Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

            WITNESS the signatures of the duly authorized officers of the Company.


Dated:  ________, 20__                  AIR INDUSTRIES GROUP, INC.


                                        By:________________________
                                           Name:
                                           Title:

                               NOTICE OF EXERCISE

To:      Air Industries Group, Inc.

            (1) The undersigned hereby elects to purchase ________ Warrant Shares of Air Industries group, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            (2) Payment shall take the form of (check applicable box):

                [  ] in lawful money of the United States; or

                [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 7B of the Warrant Agreement, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 7B of the Warrant Agreement.

            (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                 _______________________________

The Warrant Shares shall be delivered to the following:

                 _______________________________

                 _______________________________

                 _______________________________

            (4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                                        [PURCHASER]


                                        By: ______________________________
                                            Name:
                                            Title:

                                        Dated: ___________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

_______________________________________________________________.


_______________________________________________________________


                                        Dated:  ______________, _______


                           Holder's Signature: _____________________________

                           Holder's Address:   _____________________________

                                               _____________________________


Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.